MARKETING AGREEMENT



                  MARKETING AGREEMENT (this "Agreement"), dated as of January 2, 1999, between SYNETIC HEALTHCARE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and CERNER CORPORATION, a Delaware corporation ("Cerner").

                  WHEREAS, the Company and Cerner have entered into a Subscription Agreement, dated as of January 2, 1999 (the "Subscription Agreement"), pursuant to which Cerner agreed to subscribe for and purchase from the Company, and the Company agreed to issue and sell to Cerner, 248,439 shares of the Company's common stock, par value $.01 per share, in exchange for Cerner agreeing to enter into various agreements, including this Agreement; and

                  WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the consummation of the transactions contemplated by the Subscription Agreement;

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

                  "CareXchange" means the transaction environment, consisting of the Company's host computer or computers and a network or networks set up by the Company to enable physicians and their staff to perform information activities and transactions by interfacing between their computers, those of the Company, and those of healthcare payers, laboratories and pharmacies.

                  "Distribution Partner" means a Person that provides software to physicians and physician office desktops and has (i) the right to integrate the Company's core software or


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         services into its physician desktops, which provides or enables access to the CareXchange and (ii) the ability to distribute such integrated software to physicians, subject to restrictions and scope of use of such licensed technology.

                  "HMO" means a Health Maintenance Organization.

                  "IDN" or "Integrated Delivery Network" means a legally structured alliance among one or more hospitals, physicians and other healthcare providers (laboratories, imaging centers, etc.) that can provide substantially all health care services to a defined geographic population of patients in a coordinated fashion.

                  "Inter-Exchange Partner" means a Person that provides networks to Payers, physicians or suppliers of health care products or services and has the right to connect to the Company's network for the purpose of exchanging reciprocal services between its network and the Company's network of associated Payers, physicians and suppliers.

                  "License Agreement" means the license agreement among the Company and Cerner, dated as of the date hereof.

                  "Marketing Agent" means a Person that has the right to sell services of the Company to certain Payers or suppliers of health care products or services, at prices, terms and technical requirements determined by the Company.

                  "Non-Competition Agreement" means the non-competition agreement among the Company, Synetic and Cerner, dated as of the date hereof.

                  "PBM" means a pharmacy benefits manager.

                  "Payer" means any HMO, PBM, indemnity or other health care insurer, self-funded health plan (including employers), union sponsored plan, workers compensation entity or other source responsible for the payment of fees and expenses for health care services.

                  "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "RCO" means a remote computing operation.



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                  "Services" means the following "extra-enterprise"
         medical/healthcare transaction and messaging services provided by the
         Company:

                  (i)      claims, claims status, remittance advice;
                  (ii)     encounter submission;
                  (iii)    eligibility, which may include benefit plan detail;
                  (iv)     referrals and authorizations;
                  (v)      pre-certifications and authorizations;
                  (vi)     prescription services; and
                  (vii) laboratory services (specifically, orders and results linked to Payer rules).

                  "Stockholders Agreement" means the stockholders agreement among Avicenna Systems Corporation, Synetic, Inc., Cerner and the Company, dated as of the date hereof.


                                   ARTICLE II

                           MARKETING RESPONSIBILITIES

                  SECTION 2.01 Marketing Responsibilities of the Company. At all times during the Term of this Agreement, the Company shall be responsible for coordinating the following sales, marketing and contracting activities with respect to the Services:

                  (a) direct sales of Services to physicians;

                  (b) contracting with Distribution Partners to distribute or sell Services to physicians;

                  (c) sales of Services, and contracting for the provision of Services, to non-IDN Payers that seek to apply payer rules to extra-enterprise ordering (managed care, prescription services and laboratory services);

                  (d) contracting with Inter-Exchange Partners to provide Services and to connect the Company's service network to the service networks of such Inter-Exchange Partners; and

                  (e) sales of Services, and contracting for the provision of Services, to non-IDN suppliers that seek to perfect orders through utilization of the Services.

                  SECTION 2.02 Marketing Responsibilities of Cerner. At all times during the Term of this Agreement, Cerner undertakes as follows with respect to sales, marketing and contracting activities in connection with the provision of Services:


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                                        4


                  (a) Cerner shall be a Distribution Partner for Services, by integrating Services into Cerner IDN physician desktop and physician office products. In addition, except as expressly permitted in the Non-Competition Agreement, Cerner shall not, without the Company's prior written consent, be a Distribution Partner for any services that are in competition with the Services with respect to Cerner IDN physician desktop and physician office products. This Section 2.02(a) shall prevent Cerner from actively marketing and distributing services that are in competition with the Services as part of its desktop product offering, but shall not prevent IDNs from using Cerner software to connect to the national networks of the Company's competitors;

                  (b) Cerner shall be a Distributor Partner for Services by integrating Services into Cerner (non-IDN) physician desktop products. In addition, except as expressly permitted in the Non-Competition Agreement, Cerner shall not, without the Company's prior written consent, be a Distribution Partner for any services that are in competition with the Services with respect to Cerner (non-IDN) physician desktop products. This Section 2.02(b) shall prevent Cerner from actively marketing and distributing services that are in competition with the services as part of its desktop product offering, but shall not prevent non-IDN physicians from using Cerner software to connect to the national networks of the Company's competitors;

                  (c) Cerner shall be a Marketing Agent for Services to IDN Payer customers who seek to apply IDN Payer rules to extra enterprise ordering, and shall be the exclusive Marketing Agent for Services to Cerner IDN customers. In addition, except as expressly permitted in the Non-Competition Agreement, Cerner shall not be a Marketing Agent for any services that are in competition with the Services with respect to IDN Payer customers who seek to apply IDN Payer rules to extra-enterprise ordering;

                  (d) Cerner shall be an Inter-Exchange Partner for Services to Cerner IDN Payer networks that seek to provide physician access to extra enterprise ordering. In addition, except as expressly permitted in the Non-Competition Agreement, Cerner shall not compete with the Company in the provision of services identical or similar to the Services to Cerner IDN Payer networks that seek to provide physician access to extra enterprise services. This Section 2.02(d) shall not, however, prevent Cerner IDN Payer networks from also being an Inter-Exchange Partner with the Company's competitors;

                  (e) the terms of all sales of Services shall be subject to the prior approval of the Company; and

                  (f) Cerner shall ensure that all new releases of Cerner physician desktop software shall be enabled to connect to CareXchange not later than December 31, 1999,


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                                        5

         provided, however, that the Company has provided the necessary interface specifications at least six (6) months prior to the date of such release.

                  SECTION 2.03 Marketing to Non-IDN Payers. At all times during the Term of this Agreement, the Company shall coordinate all sales of Services to non-IDN payers and suppliers, and Cerner shall not, without the Company's prior written consent, be a Marketing Agent for Services to non-IDN Payer customers. Notwithstanding the foregoing, Cerner may seek to initiate marketing activities to a Payer only in accordance with the following procedures:

                  (a) Cerner will identify to the Company in writing such Payer to which it wishes to market Services;

                  (b) the Company will notify Cerner within ten business days of the receipt of such notice whether it wishes to market Services directly to such Payer or whether it wishes to appoint Cerner to act as its Marketing Agent with respect to such Payer;

                  (c) if the Company appoints Cerner as its exclusive Marketing Agent with respect to such Payer, Cerner shall act in that capacity for up to nine months from such appointment, such appointment to continue thereafter only if Cerner contracts with such Payer for Services within the nine month period from the appointment; and

                  (d) if the Company does not appoint Cerner as its exclusive Marketing Agent with respect to such Payer, the Company shall act in that capacity for up to nine months, at the end of which time, if the Company has failed to contract with such Payer for Services, Cerner shall become the exclusive Marketing Agent to such Payer with respect to Services for a period of nine months from such appointment, such appointment to continue thereafter only if Cerner contracts with such Payer for Services within the nine month period from the appointment.

                  SECTION 2.04 Favorable Pricing. The terms and pricing of the Services shall be determined by the Company which agrees that the terms and prices it offers to Cerner for the sale of Services shall be no less favorable than the terms and prices offered to other marketing agents for services comparable to the Services.

                  SECTION 2.05 Marketing of Cerner Products by the Company. (a) During the Term of this Agreement, the Company shall market to physicians any Cerner products not in competition with or duplicative of any features of the Company's products and services, provided that Cerner and the Company can arrive at mutually acceptable terms.

                  (b) The Company may license from other third parties, or independently create, features and or functions, that were not included as part of the License Agreement, and such


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features and/or functions may be delivered on an RCO or locally installed basis; provided, that such features or functions do not violate the terms of the Non-Competition Agreement.

                  (c) The Company shall provide Cerner, on a mutually acceptable basis, with a list of physicians using the Services.

                  (d) The Company shall not enter into exclusive marketing arrangements with providers of products or services competitive with the Cerner products and services listed on Schedule A hereto.

                  SECTION 2.06 Data Rights. (a) Cerner Data Rights. Cerner agrees that it will make the Company a party to any exclusive rights to Payer data ("Data Rights"), provided that Cerner or the Company receives the Payer's approval that the Company can be a party to Cerner's exclusive Data Rights.

                  (b) Company Data Rights. Company agrees that it will make Cerner a party to any exclusive Data Rights, provided that Cerner or the Company receives the Payer's approval that Cerner can be a party to the Company's exclusive Data Rights.

                                   ARTICLE III

                                  COMPENSATION

                  SECTION 3.01 Compensation Levels. Cerner and the Company agree that they will negotiate in good faith in the future to agree to compensation levels for the marketing services provided by each party under this Agreement, at least sixty (60) days prior to the commencement of such marketing services.


                                   ARTICLE IV

                              TERM AND TERMINATION

                  SECTION 4.01 Term. Unless terminated earlier pursuant to
Section 4.02, this Agreement shall terminate five years from the date hereof (the "Term").

                  SECTION 4.02 Termination. Notwithstanding Section 4.01, this Agreement may be terminated:

                  (a) by the Company, at any time, not less than 60 days after delivery of notice to Cerner, in the event that Cerner shall have defaulted on or breached any material term


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                                        7

         of this Agreement and shall not have cured such breach within 30 days after receiving such notice from the Company specifying the nature of such default or breach; or

                  (b) by Cerner, at any time, not less than 60 days after delivery of notice to the Company in the event that the Company shall have defaulted on or breached any material term of this Agreement and shall not have cured such breach within 30 days after receiving notice from Cerner specifying the nature of such default or breach; or

                  (c) by any party, immediately upon delivery of notice to the relevant party, in the event that such other party (i) requires a composition or other similar arrangement with creditors, files for bankruptcy or is declared bankrupt or (ii) shall have assigned or transferred to any third party any of its rights or obligations hereunder except in accordance with Section 4.01; or

                  (d) by either party upon termination of the Non-Competition Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS

                  SECTION 5.01 Indemnification. (a) Each party (the "Indemnifying Party") will indemnify each other party, its officers, employees, and agents (collectively "Indemnified Parties") against, and hold each Indemnified Party harmless from, all claims, suits, judgments, losses, damages, fines or costs (including reasonable legal fees and expenses) ("Losses") resulting from any claim, suit, or demand by any third party ("Third Party Claim") for injuries to or deaths of persons or loss of or damage to property arising out of:

                  (i) the Indemnifying Party's products or services as marketed by the Indemnified Parties, unless the Indemnified Parties shall have acted outside the scope of their rights under this Agreement; and

                  (ii) the Indemnifying Party's performance or willful misconduct of the Indemnifying Party, its employees, officers, or agents in connection with the Indemnifying Party's performance of this Agreement, except to the extent caused by the negligence of any Indemnified Party.

                  (b) The Indemnifying Party's obligations under this Section
5.01 will survive the termination of this Agreement.

                  (c) Each Indemnified Party shall give an Indemnifying Party prompt written notice of any Third Party Claim of which such Indemnified Party has knowledge concerning any


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Losses as to which such Indemnified Party may request indemnification hereunder.
If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any Losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within five (5) days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the Indemnified Party, in its sole and absolute discretion, for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying
Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnified Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party.

                  (d) In no event shall the Indemnifying Party be liable to an Indemnified Party for any indirect, incidental, special, punitive, exemplary or consequential damages arising out of or otherwise relating to this Agreement, even if the Indemnifying Party has been advised or the possibility or likelihood of such damages.

                  SECTION 5.02 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

                  SECTION 5.03 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by telecopy or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 5.03):



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                  (a)      if to the Company:

                           c/o Synetic, Inc.
                           669 River Drive
                           Elmwood Park, NJ   07407
                           Telecopy No.:  (201) 703-3401
                           Attention:  General Counsel

                           with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York 10022
                           Telecopy No.:  (212) 848-7179
                           Attention:  Creighton O'M Condon, Esq.

                  (b)      if to Cerner:

                           Cerner Corporation
                           2800 Rockcreek Parkway
                           Kansas City, Missouri 64117
                           Telecopy No.:  (816) 474-1742
                           Attention:  President

                           with a copy to:

                           Cerner Corporation
                           2800 Rockcreek Parkway
                           Kansas City, Missouri 64117
                           Telecopy No.: (816) 474-1742
                           Attention: General Counsel

                  SECTION 5.04 Public Announcements. Except as required by law, governmental regulation or by the requirements of any securities exchange on which the securities of a party hereto are listed, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.



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                  SECTION 5.05 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 5.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, governmental regulation or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  SECTION 5.07 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

                  SECTION 5.08 Assignment. This Agreement shall not be assigned without the express written consent of the parties (which consent may be granted or withheld in the sole discretion of any party), except that any party hereto may assign its rights hereunder to an Affiliate of such party; provided, however, that any such assignment shall not relieve the assigning party of its obligations hereunder; provided, further, however, that either party may, without the written consent of the other party, assign and delegate this Agreement and its rights and obligations hereunder in connection with a merger, consolidation or sale of all or substantially all of its assets (which sale shall include the assignment and assumption of all rights and obligations under the Ancillary Agreements (as defined in the Stockholders Agreement) and the Stockholders Agreement).

                  SECTION 5.09 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 5.10 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties.

                  SECTION 5.11 Governing Law. This Agreement shall be governed by the laws of the State of New York.



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                  SECTION 5.12 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 5.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 5.14 Waiver of Jury Trial. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby and for any counterclaim therein.





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.


                                       SYNETIC HEALTHCARE COMMUNICATIONS, INC.


                                       By
                                         -------------------------------------
                                       Name:
                                       Title:



                                       CERNER CORPORATION



                                       By
                                         -------------------------------------
                                       Name:
                                       Title: